                                                        Exhibit No. EX-99.g.1.vi

                                    AMENDMENT

                                 [JPMORGAN LOGO]

JPMORGAN CHASE BANK
4 New York Plaza
New York, NY   10004

As of March 27, 2006

The UBS Funds
One North Wacker Drive
Chicago, IL  60606

          RE:  AMENDMENT TO THE MULTIPLE SERVICES  AGREEMENT  SECURITIES LENDING
               AUTHORIZATION  DATED JULY 15,  1997 - TO REFLECT TE  ADDITION  OF
               SERIES, NAME CHANGES TO SERIES AND ELIMINATION OF SERIES

Dear Sirs:

We refer to the Amendment to the Multiple Services Agreement  Securities Lending
Authorization  dated  July 15,  1997 (the  "Securities  Lending  Authorization")
between  JPMorgan  Chase  Bank (the  "Custodian"),  as  successor  to the Morgan
Stanley Trust  Company,  and The UBS Funds (the  "Client").  The parties  hereby agree as follows:

     1.   Schedule  A is  replaced  in its  entirety  with  Schedule  A attached hereto.

The Multiple  Services  Agreement,  as amended by this letter  amendment,  shall continue in full force and effect.

Please evidence your acceptance of the terms of this letter by signing below and returning one copy to _____________________,  J.P. Morgan Investor Services Co.,
73 Tremont St., Boston, MA 02108.

                                                  Very truly yours,

                                                  JPMORGAN CHASE BANK

                                                  By:  _______________________
                                                  Name:
                                                  Title: Vice President

Accepted and Agreed:

THE UBS FUNDS

By:  _____________________
Name: Joseph Malone
Title: Treasurer and Principal Accounting Officer

                                   SCHEDULE A

                                  MAXIMUM PERMISSIBLE       MAXIMUM PERMISSIBLE
                                  LOAN PERCENTAGE -         LOAN PERCENTAGE -
ACCOUNT                           TOTAL FUND                SINGLE ISSUE

THE UBS FUNDS

UBS U.S. Bond Fund                33 1/3% of total assets

UBS High Yield Fund               33 1/3% of total assets

UBS U.S. Large Cap Equity
  Fund                            33 1/3% of total assets

UBS U.S. Large Cap Value
  Equity Fund                     33 1/3% of total assets

UBS U.S. Large Cap Growth Fund    33 1/3% of total assets

UBS U.S. Small Cap Growth Fund    33 1/3% of total assets

UBS U.S. Small Cap Equity Fund    33 1/3% of total assets

UBS U.S. Real Estate Equity
  Fund                            33 1/3% of total assets

UBS Global Allocation Fund        33 1/3% of total assets

UBS Global Equity Fund            33 1/3% of total assets

UBS Global Bond Fund              33 1/3% of total assets

UBS International Equity Fund     33 1/3% of total assets

UBS Emerging Markets Debt Fund    33 1/3% of total assets

UBS Emerging Markets Equity
  Fund                            33 1/3% of total assets

UBS Dynamic Alpha Fund            33 1/3% of total assets

UBS Absolute Return Bond Fund     33 1/3% of total assets

UBS U.S. Mid Cap Growth
  Equity Fund                     33 1/3% of total assets

* U.S. Equity Securities                                                  80%
* All other Securities                                                   100%